Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three Month Period Ended May 31, 2011 and Guidance for Fiscal Year 2012

AZZ incorporated
Consolidated Statements of Income
(unaudited)

Three Months Ended May 31, 2011

Net Sales	$114,332,931

Cost of Sales	83,264,145

Selling, General and Administrative	13,049,354
Interest Expense	3,470,539
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	231,009
Other (Income) Expense, Net	(647,429)
99,367,618

Income Before Income Taxes	14,965,313
Income Tax Expense	5,500,112

Net Income	$9,465,201

Income Per Share:
Basic	$.75
Diluted	$.75

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended May 31, 2011

Current assets:
Cash and cash equivalents	$140,400,271
Accounts receivable	61,313,122
Allowance for doubtful accounts	(800,000)
Inventories	61,256,909
Costs and estimated earnings in excess of billings on uncompleted contracts	16,940,092
Deferred income taxes	6,750,849
Prepaid expenses and other	3,602,324
Total current assets	289,463,567

Net property, plant, and equipment	124,814,981

Goodwill, less accumulated amortization	113,529,150

Intangibles and Other Assets	42,770,571

$570,578,269

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$23,655,683
Accrued liabilities	45,306,168
Total current liabilities	68,961,851

Long-term debt due after one year	210,714,286

Deferred income taxes	27,204,282

Shareholders’ equity	263,697,850

$570,578,269

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended May 31, 2011

Net cash provide by operating activities	$9,669,834

Net cash used in investing activities	(4,557,578)

Net cash provided by (used in) financing activities	(3,096,296)

Effect of exchange rate changes on cash	(5,526)

Net (decrease) increase in cash and cash equivalents	2,010,434

Cash and cash equivalents at beginning of period	138,389,837

Cash and cash equivalents at end of period	$140,400,271

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

Three Months Ended May 31, 2011
Net sales:
Electrical and Industrial Products	$48,266
Galvanizing Services	66,067
114,333

Segment operating income (a):
Electrical and Industrial Products	7,414
Galvanizing Services	17,121
24,535

General corporate expenses (b)	6,233
Interest expense	3,471
Other (income) expense, net (c)	(134)
9,570

Income Before Taxes	$14,965

Total assets:
Electrical and Industrial Products	$135,797
Galvanizing Services	278,761
Corporate	156,020
$570,578

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date May 31, 2011	Projected Year Ended February 29, 2012
Net Sales:
Electrical and Industrial Products	$48,266	$185,000 to $195,000
Galvanizing Services	$66,067	$265,000 to $280,000
Total Sales	$114,333	$450,000 to $475,000

Diluted earnings per share	$.75	$2.90 to $3.10

Net Sales by Market Segment:
Power Generation		20%
Transmission and Distribution		26%
Industrial		54%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		32%
Transmission and Distribution		45%
Industrial		23%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		18%
Industrial		32%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	15.4%	13% to 15%
Galvanizing Services	25.9%	25% to 27%

Cash Provided By (Used In)Operations	$9,670	$50,000
Capital Expenditures	$4,558	$23,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$5,800	$21,000
Total Bank Debt	$225,000	$225,000

Cash Dividend	$3,136	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	42%	41%
Galvanizing Services	58%	59%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/11	$108,379
Bookings		120,697
Shipments		114,333
Backlog	5/31/11	$114,743
Book to Ship Ratio		1.06